UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2009

Santander BanCorp
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	00115849	660573723
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

B-7 Calle Tabonuco, Suite 1800, Guaynabo, Puerto Rico		00968
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(787) 756-6580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 14, 2009, Banco Santander, S.A. ("Banco Santander") announced by press release that it intends to commence a cash tender offer through its wholly-owned subsidiary, Administración de Bancos Latinoamericanos Santander, S.L., for all outstanding publicly-held shares of common stock of Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) at $12.25 per share. Banco Santander, which currently owns 90.6% of the outstanding shares of Santander BanCorp, expects to commence the tender offer within approximately one month. As soon as reasonably practicable after the consummation of the offer Banco Santander intends to consummate a short-form merger with Santander BanCorp in which all remaining public stockholders will receive the same price per share as was paid in the offer, without interest.

The commencement and completion of the tender offer does not require any approval by the board of directors of Santander BanCorp and Banco Santander has not asked the board of directors of Santander BanCorp to approve the tender offer. Santander BanCorp's board of directors is evaluating the terms of the proposed offer and has not taken a position with respect to the offer. The complete terms, conditions and other details of the tender offer will be contained in materials filed by Banco Santander with the U.S. Securities and Exchange Commission when the offer commences. On or before the date 10 business days after the commencement of the tender offer, a special committee of independent directors of Santander BanCorp intends to announce if it recommends acceptance or rejection of the tender offer, expresses no opinion and remains neutral toward the tender offer, or is unable to take a position with respect to the tender offer, as well as setting forth the reasons for its position with respect to the tender offer. Santander BanCorp stockholders are urged to defer making any determination with respect to the tender offer until they have been advised of such special committee's position with respect to the tender offer.

A copy of the press release issued by Banco Santander on December 14, 2009, is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being furnished with this Report:

Exhibit 99.1 Press release, dated December 14, 2009, issued by Banco Santander, S.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santander BanCorp

December 14, 2009	By:	María Calero

Name: María Calero
Title: Senior Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 14, 2009, issued by Banco Santander, S.A.